UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2024, the Board of Directors (the “Board”) of The GEO Group, Inc. (“GEO” or the “Company”), having received the recommendation of the Nominating and Corporate Governance Committee, approved the expansion of the size of the Board from eight to nine members.

Also effective June 12, 2024, the Board appointed Ms. Donna Arduin Kauranen to serve as a director on the Board of GEO for a term expiring at the 2025 annual meeting of shareholders, at which time her continued service on the Board will be subject to renomination and shareholder approval, and to serve in such capacity until a successor has been duly elected and qualified or until her earlier resignation, removal or death. The appointment of Ms. Kauranen was not pursuant to any arrangement or understanding between her and any other person. The Board also appointed Ms. Kauranen as a member of the Audit and Finance Committee, the Nominating and Corporate Governance Committee, the Corporate Planning Committee, the Executive Committee and the Independent Committee.

Ms. Kauranen is an accomplished senior executive with over 30 years’ experience. Ms. Kauranen has served as the President of Arduin, Laffer & Moore Econometrics LLC, a consulting firm, since 2005. Ms. Kauranen has also served as Policy Advisor for the Alaska Legislature since 2023. She has previously advised several state governments on transition, finance and budgetary matters, including Florida, California, Illinois and Montana, most recently advising the Montana Governor-elect Transition in 2020 and the Alaska OMB Director in 2019. Ms. Kauranen received a Bachelor of Arts in Economics, Public Policy from Duke University.

Ms. Kauranen will be compensated in accordance with the Company’s previously disclosed compensation program for directors who are not employees as described under the heading “Director Compensation” in the Proxy Statement on Schedule 14A for the Company’s 2024 Annual Meeting of Shareholders filed on March 22, 2024, and as may be amended in the future.

There are no related party transactions between the Company and Ms. Kauranen as described in Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws

On June 12, 2024, the Board having received the recommendation of the Nominating and Corporate Governance Committee, approved an increase to the number of directors which constitute the whole Board from eight to nine members. The effect of the approval is an amendment to Article V, Section 1 of the Company’s Third Amended and Restated Bylaws effective on June 12, 2024.

Excerpts from the resolutions adopted by the Board to amend the Company’s Third Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9 Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment to the Third Amended and Restated Bylaws of The GEO Group, Inc., effective June 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

June 18, 2024	By:	/s/ Shayn P. March
Date		Shayn P. March
Acting Chief Financial Officer, Executive Vice President, Finance and Treasurer (Principal Financial Officer)